EXHIBIT 25


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                         ___________________________

                                   FORM T-1

                           STATEMENT OF ELIGIBILITY
                  UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                   CORPORATION DESIGNATED TO ACT AS TRUSTEE

        Check if an application to determine eligibility of a Trustee pursuant to Section 305 (b)(2) ____

                           ________________________

                                CITIBANK, N.A.
             (Exact name of trustee as specified in its charter)

                                                        13-5266470
                                                     (I.R.S. employer
                                                      identification no.)

  399 Park Avenue, New York, New York                      10043
(Address of principal executive office)                  (Zip Code)
                           ________________________

                    GENERAL MOTORS ACCEPTANCE CORPORATION
             (Exact name of obligor as specified in its charter)

Delaware                                                38-0572512
(State or other jurisdiction of                         (I.R.S.employer
 incorporation or organization)                         identification no.)


3044 West Grand Boulevard
Detroit, Michigan                                       48202
(Address of principal executive offices)                (Zip Code)

                          _________________________

                              MEDIUM-TERM NOTES
                     (Title of the indenture securities)

Item 1.     General Information.

            Furnish the following information as to the trustee:

      (a) Name and address of each examining or supervising authority to which it is subject.

            Name                                      Address
            ----                                      -------
            Comptroller of the Currency               Washington, D.C.

            Federal Reserve Bank of New York          New York, NY
            33 Liberty Street
            New York, NY

            Federal Deposit Insurance Corporation     Washington, D.C.

      (b)   Whether it is authorized to exercise corporate trust powers.

            Yes.

Item 2.     Affiliations with Obligor.

            If the obligor is an affiliate of the trustee, describe each such affiliation.

                  None.

Item 16.    List of Exhibits.

            List below all exhibits filed as a part of this Statement of Eligibility.

            Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as exhibits hereto.

            Exhibit 1 - Copy of Articles of Association of the Trustee, as now in effect. (Exhibit 1 to T-1 to Registration Statement No. 2-79983)

            Exhibit 2 - Copy of certificate of authority of the Trustee to commence business. (Exhibit 2 to T-1 to Registration Statement No. 2-29577).

            Exhibit 3 - Copy of authorization of the Trustee to exercise corporate trust powers. (Exhibit 3 to T-1 to Registration Statement No. 2-55519)

            Exhibit 4 - Copy of existing By-Laws of the Trustee. (Exhibit 4 to T-1 to Registration Statement No. 33-34988)

            Exhibit 5 - Not applicable.

            Exhibit 6 - The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939. (Exhibit 6 to T-1 to Registration Statement No. 33-19227.)

            Exhibit 7 - Copy of the latest Report of Condition of Citibank, N.A. (as of December 31, 1998 attached)

            Exhibit 8 -  Not applicable.

            Exhibit 9 -  Not applicable.

                              __________________


                                  SIGNATURE

      Pursuant to the  requirements  of the Trust  Indenture Act of 1939,  the
Trustee, Citibank, N.A., a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York and State of New York, on the 31st day of March, 1999.



                                    CITIBANK, N.A.

                                    By    /s/Wafaa Orfy
                                          --------------------
                                          Wafaa Orfy
                                          Senior Trust Officer

                               Charter No. 1461
                         Comptroller of the Currency
                            Northeastern District
                             REPORT OF CONDITION
                                CONSOLIDATING
                             DOMESTIC AND FOREIGN
                               SUBSIDIARIES OF
                                Citibank, N.A.
of New York in the State of New York, at the close of business on December 31, 1998, published in response to call made by Comptroller of the Currency, under Title 12, United States Code, Section 161. Charter Number 1461 Comptroller of the Currency Northeastern District.

                                    ASSETS
                                                          Thousands of dollars
Cash and balances due from depository institutions:
  Noninterest-bearing balances and currency and coin ....         $  8,052,000
  Interest-bearing balances .............................           15,782,000
Held-to-maturity securities .............................                    0
Available-for-sale securities ...........................           37,330,000
Federal funds sold and securities purchased under
  agreements to resell ..................................            8,039,000
Loans and lease financing receivables:
  Loans and leases, net of unearned income...............         $182,508,000
  LESS: Allowance for loan and lease losses........ 4,709,000
Loans and leases, net of unearned income,           ---------
  allowance, and reserve ................................         $177,799,000
Trading assets ..........................................           31,683,000
Premises and fixed assets (including capitalized leases)             4,022,000
Other real estate owned .................................              458,000
Investments in unconsolidated subsidiaries
  and associated companies ..............................            1,154,000
Customers' liability to this bank on acceptances
  outstanding ...........................................            1,281,000
Intangible assets .......................................            3,504,000
Other assets ............................................           11,791,000
                                                                  ------------
TOTAL ASSETS ............................................         $300,895,000
                                                                  ============

                                 LIABILITIES
Deposits:
  In domestic offices ...................................         $ 39,355,000
    Noninterest-bearing ......................... $13,199,000
    Interest-bearing ............................  26,156,000
  In foreign offices, Edge and Agreement           ----------
   subsidiaries, and IBFs ...............................          163,573,000
    Noninterest-bearing .........................  10,803,000
    Interest-bearing ............................ 152,770,000
                                                  -----------
Federal funds purchased and securities purchased and
  securities sold under agreements to repurchase ........            9,752,000
Trading liabilities .....................................           30,753,000
  Other borrowed money (includes mortgage indebtedness and
  obligations under capitalized leases):
    With remaining maturity of one year or less .........           13,308,000
    With remaining maturity of more than one year
     through three years ................................            1,528,000
    With remaining maturity of more than three years ....            2,110,000
Bank's liability on acceptances executed and outstanding             1,382,000
Subordinated notes and debentures .......................            6,600,000
Other liabilities .......................................           12,802,000
                                                                  ------------
TOTAL LIABILITIES .......................................         $281,163,000
                                                                  ============

                                EQUITY CAPITAL

Perpetual preferred stock and related surplus ...........                    0
Common stock ............................................         $    751,000
Surplus .................................................            9,397,000
Undivided profits and capital reserves ..................           10,356,000
Net unrealized holding gains (losses) on available-for
  -sale securities ......................................             (113,000)
Cumulative foreign currency translation adjustments .....             (659,000)
                                                                  ------------
TOTAL EQUITY CAPITAL ....................................         $ 19,732,000
                                                                  ------------
TOTAL LIABILITIES, LIMITED-LIFE PREFERRED STOCK,
  AND EQUITY CAPITAL ....................................         $300,895,000
                                                                  ============


I, Roger W. Trupin, Controller of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.
                                                               ROGER W. TRUPIN
                                                                    CONTROLLER


We, the undersigned directors, attest to the correctness of this Report of Condition. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

                                                               PAUL J. COLLINS
                                                                  JOHN S. REED
                                                             WILLIAM R. RHODES
                                                                     DIRECTORS